EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT MADE this 17th day of October 2005 by and among **CALI HOLDINGS, INC., formerly known as TS&B Holdings, Inc. ("CALI")**, a Utah corporation with offices at 7658 Municipal Dr., Orlando, FL 32819 AND **SOVEREIGN EXPLORATION ASSOCIATES INTERNATIONAL, INC. ("SEAI")**, a Pennsylvania corporation with offices at 503 Washington Avenue, Suite 2D, Newtown, Pennsylvania, 18940.

WHEREAS, SEAI owns 100% of the capital stock of Artifact Recovery & Conservation, Inc. ("ARC") and Sea Research, Inc. ("SRI") (jointly and severally, the "Subsidiaries") which are in the marine recovery and exploration business and have certain contracts with and rights from various governments to discover, recover, and salvage wrecks (collectively "Business") and are desirous of expanding said Business through an investment and exchange with **CALI**, (the "Exchange"); and

WHEREAS, CALI is a publicly traded investment holding company and interested in an Exchange with **SEAI**; and

WHEREAS, the respective representatives of **CALI** and **SEAI** have had certain discussions regarding this Exchange for the purpose of exclusively conducting Business which the Parties now wish to reduce to writing in this Agreement.

NOW, THEREFORE IN CONSIDERATION OF THE MUTUAL PROMISES, REPRESENTATIONS, AND COVENANTS CONTAINED HEREIN, AND OTHER GOOD AND VALUABLE CONSIDERATION, THE PARTIES AGREE AS FOLLOWS:

Article 1. **<u>Exchange</u>.** At Closing, **CALI** shall receive One Hundred Percent (100%) percent of the capital stock or units in **SEAI** in exchange for Ninety Percent (90%) of the capital stock in **CALI**; based on the following outline (the "Exchange"). The Parties agree that the matters set forth below are required to effectuate the Exchange:

a) The Parties understand and agree that there is a current Amended Reg. E. Offering outstanding for CALI., and upon completion of the current Offering, but in no event later than April 1, 2006, CALI shall reverse split ("RS") the common shares so that **SEAI** has 90% ownership of CALI through the common shares or the Class A and Class C Preferred Shares. The Parties understand that the exact amount of Class A and Class C Preferred shares to be issued to SEAI for the 90% control depends on the calculation of the reverse split in this provision Art. 1(a).

b) It is understood by the Parties that **CALI** currently has Executive Management contracts in effect for James E. Jenkins and Charles Giannetto (jointly "**Management**") and a Consulting contract in place for KMA Capital Partners Ltd. (**KMA**). As part of the Closing of this Agreement, said Executive **Management** contracts and **KMA** consulting contract will be extinguished pursuant to the termination agreement in Exhibit A. Effective as of the Closing, **CALI** shall terminate or assign its building and equipment leases of the Orlando office.

CALI Initials [signature] SEAI Initials [initials] SEAI Initials _____

c) A provision of the termination agreement in Exhibit A will be that in consideration for the termination of the **CALI** management and the KMA Contracts, **SEAI** shall pay to **"Management" and KMA** the sum of Six hundred thousand Dollars and no/100 $600,000) ("Sum"). Three hundred thousand and no/100 dollars ($300,000) shall be payable by wire transfer on October 17, 2005 and the balance of $300,000 payable by wire transfer on or before March 30, 2006, evidenced by a Note.

d) Simultaneous with the Closing of this Agreement, **CALI** shall enter into an agreement with **SEAI** that, at a minimum, results in twenty percent (20%) of the net recovery from the ship wrecks identified in the **SEAI** governmental contracts, licenses, permits or finder's fees to be distributed directly to **SEAI**. A draft of said Revenue Agreement is attached hereto as Exhibit B.

e) Currently as a 40 Act company, **CALI** has an independent Board of Directors with six (6) total members; four (4) of the six (6) members are independent and management comprises the two non-independent members. Upon closing, the board shall tender their resignations within 30 days in substantially the same form as Exhibit C.

f) The Parties acknowledge and agree that **CALI** has entered into a $500,000 financing agreement with **SEAI**. A copy of the Note and Loan Agreement for that financing are attached hereto as Exhibit D. In the event that this Agreement does not close, **CALI** shall assign the Note and Loan Agreement to **SEAI**.

g) At the time of closing, **CALI** shall have divested all its portfolio companies in existence at the time of execution of this Agreement, with the exception of Gulf Coast Records LLC (GCR), which shall be divested by **CALI** upon the filing of a Form SB-2 for GCR. A Form SB-2 is being prepared for GCR, and as part of the Closing of this Agreement, **CALI** shall provide to **SEAI** a full Release from any and all liability from GCR or its members, in substantially the form attached hereto as Exhibit E. All, **CALI** portfolio companies (active or inactive) are listed in **CALI**'s Form 10K of June 30, 2005. The attached Bill of Sale and related documents in Exhibit F shall divest CALI of all said portfolio companies.

h) Subsequent to the execution of this Agreement and prior to Closing, **SEAI** shall approve all **CALI** Press Releases.

Article 2. **<u>Closing; Ongoing Due Diligence & Contingency;</u>**. The Closing shall take place at the offices of **CALI** on October 17, 2005, or at such other time and place as the Parties mutually agree upon (the "Closing"). At Closing, the Parties shall deliver all information and documents necessary or reasonably required by the Parties to fulfill their respective obligations hereunder. In the event any information or documents are lacking at the Closing, the Parties shall close and supply said information and documents, not more than ten (10) days after closing.

The Parties agree that between the date of execution of this Agreement and the Closing they shall conduct such further due diligence as they deem in their sole discretion to be reasonably

CALI Initials ______ SEAI Initials ______ SEAI Initials ______

necessary for Closing. In the event either party refuses or fails to close as a result of said ongoing due diligence, then this Agreement shall be null and void and without any liability whatsoever to either Party.

Further, in the event the Closing does not occur by October 17, 2005, this Agreement shall be null and void without further force and effect and without liability to any party and without Notice to either party and simply shall occur by the passage of time.

Article 3. <u>**Continuing Warranties of SEAI**</u>. **SEAI** hereby agrees, warrants and represents to **CALI**:

a) That **SEAI** owns 100% of capital stock of its Subsidiaries.

b) That the total amount of all issued and outstanding stock or units of **SEAI** at the date of this Agreement is One Million (1,000,000) units. Further, **SEAI**, and its Subsidiaries are duly incorporated and in good standing as corporations under the laws of the jurisdictions of their incorporation.

c) There is no preferred stock or units of **SEAI** or the Subsidiaries issued or outstanding or authorized. Further, there are no warrants, options, convertible stock, bonds, derivatives, debentures, or other similar financial obligations or instruments of **SEAI** or the Subsidiaries, authorized.

d) There is no accrued, unpaid or deferred, compensation, benefits, notes, or loans due owners, officers, members, employees, or directors of **SEAI** or its Subsidiaries as of Closing, except as set forth on the financial statements.

e) It is understood and acknowledged by the Parties that **SEAI** was formed in October 2005 and therefore does not have any balance sheet, related consolidated statements of profit and loss and cash flows for any applicable year (the "SEAI Financial Statements"). In addition, attached hereto and made a part hereof as Exhibit G, is a complete and accurate list of any and all contracts or commitments (written or oral) of the Subsidiaries in excess of Five Thousand dollars ($5,000.00) USD in the aggregate.

f) that **SEAI** has good and marketable title to its Assets (subject to liabilities) with value of at least the value of the assets divested as set forth in Ex J Form 10K..

g) That **SEAI** or its Subsidiaries have all right, title and interest in and to, any and all Intellectual Property (IP) related to **SEAI** and the subsidiaries or the treasure hunting, marine exploration, and archeological businesses in any format whatsoever, including but not limited to all publishing and media rights, images, websites, digital images, books, film, movies, television, scripts, and writings of any kind, and displays, and merchandise any and all sales, marketing & distribution rights and revenue of any kind and nature; EXCEPT the personal story of Peter S. Knollenberg with regard to its Subsidiaries. The Owners of **SEAI** shall execute a Consent to this Agreement and Sale and further said Consent shall contain the

CALI Initials ____ SEAI Initials ____ SEAI Initials ____

transfer and conveyance of such IP rights to the Subsidiaries. A copy of said Consent is attached hereto as Exhibit H.

h) Further, the rights conveyed hereby through the transfer of the capital stock or units of **SEAI** or the Subsidiaries include but are not limited to the rights and permits to the wrecks.

i) There are no claims, demands, tax proceedings, other proceedings, delinquencies, administrative proceedings, defaults, obligations, suits, threats of suit, seizure, or foreclosure, including but not limited to defaults under any vendor agreements or leases against the Subsidiaries except as set forth on Exhibit I. Further, the Subsidiaries are duly licensed or contracted with the Kingdom of Spain or its governmental subdivisions to conduct Business.

j) The Subsidiaries shall from and after the date of this Agreement maintain in good standing at all times without interruption any governmental licenses or contracts required for Business.

Article 4. **Continuing Warranties of CALI**. **CALI** hereby agrees, warrants and represents to **SEAI**:

a) That the total amount of all issued and outstanding stock or units of **CALI** at the date of this Agreement is approximately Two Billion Five Hundred Million (2,000,000,000) common shares. Further, **CALI** is duly incorporated and in good standing as a corporation under the laws of the jurisdiction of its incorporation.

b) Other than Class A and Class C preferred stock, **CALI** has no preferred stock issued or outstanding or authorized. Presently, there are Three Million Seven Hundred Twenty Five Thousand (3,725,000) shares of Class A preferred stock issued and outstanding and Ten Million (10,000,000.00) shares of Class C preferred stock issued and outstanding. Further, there are no warrants, options, convertible stock, bonds, derivatives, debentures, or other similar financial obligations or instruments of **CALI**, authorized, except as set forth on the financial statements.

c) There is no accrued, unpaid or deferred, compensation, benefits, notes, or loans due officers, employees, or directors as of the Closing, except as set forth on the financial statements, and except the current payroll due as of the Closing.

d) The balance sheet and financial statements of **CALI,** as set forth in Exhibit J, the Form 10K for June 30, 2005, are complete and accurately reflect the financial condition of the **CALI** and there are no material adverse changes in the business of the **CALI** since the date of said statements that has not already been disclosed in writing. In addition, attached hereto and made a part hereof as Exhibit K, is a complete and accurate list of any and all contracts or commitments notes payable(written or oral) of **CALI** in excess of Five Thousand dollars ($5,000.00) USD in the aggregate, not otherwise set forth on said Form 10K (Exhibit J).

e) That **CALI** has good and marketable title to assets set forth on said balance sheet and financial statements, and that the assets are free and clear of all liens, liabilities encumbrances and charges, except those liabilities set forth on the financial statements.

f) There are no claims, demands, tax proceedings, other proceedings, delinquencies, administrative proceedings, defaults, obligations, suits, threats of suit, seizure, or foreclosure, including but not limited to defaults under any vendor agreements or leases against **CALI** not otherwise set forth on Exhibit J (Form 10K).

g) That the **CALI** Board has passed all necessary resolutions to approve and effectuate this Agreement, and that shareholders of CALI have approved such resolutions unless By-laws do not require shareholder approval The Board resolutions and documents reflecting the shareholders' vote are is attached hereto as Exhibit L.

h) That **CALI** has taken or will take the actions required under Art. 1(g) of this Agreement to file the Form SB-2 for GCR and that **CALI** will, as soon as practicable after filing such form, divest **CALI** of GCR.

Article 5. **Indemnification and Hold Harmless**. **SEAI** shall indemnify, defend and hold harmless **CALI** against any and all undisclosed liabilities of **SEAI** and its Subsidiaries not set forth in this Agreement or the Exhibits provided herewith for one (1) year from the date of Closing. **CALI** Management shall indemnify and hold harmless **SEAI** and its Subsidiaries for one (1) year from the date of Closing from any and liability from portfolio companies divested under Art. 1(g), and as security for this indemnity, Management shall collateralize its equity position in **CALI** as against this indemnification. These indemnifications, duties to defend and hold harmless shall survive the Closing for a period of one (1) year.

Article 6. **Default and Cure**. In the event a Party to this Agreement, fails or refuses to perform its respective obligations under this Agreement in a timely manner, then one Party may give Notice hereunder to the defaulting Party of default hereunder ("Default Notice"). Said Default Notice shall set forth with sufficient specificity and particularity the details of said default. The Party to whom said Default Notice is given shall have Thirty (30) days from the date of the delivery of the Default Notice to either (a) cure the deficiencies set forth in the Default Notice or (b) give written Reply to the Notice setting forth with particularity the reasons for the nonexistence of default or inability to cure the default(s). In the event the default(s) is not cured and the Parties cannot resolve their dispute through negotiations within Thirty (30) days of the Reply, then the Parties shall submit the dispute to binding arbitration under this Agreement.

Article 7. **Term, Termination and Effective Date**. The effective date of this Agreement shall be from and after execution. This Agreement shall remain in full force and effect, unless terminated by mutual agreement of the Parties or terminated by the passage of time under Article 2.

Article 8. **Legal Counsel**. Both Parties hereby acknowledge and agree they had full opportunity to seek legal counsel of their own choosing prior to execution of this Agreement.

CALI Initials [signature] SEAI Initials [signature] SEAI Initials _____

Article 9. **Securities Laws and Regulation and Taxation**. Both Parties hereby agree and acknowledge that the transfer of securities pursuant to this Agreement shall constitute an exempt isolated transaction and the securities received in such transfer and exchange do not have to be registered under federal or State securities laws and regulations. Further, it is the express intent of the Parties that this Agreement, and the transactions contemplated by it, be treated as tax free to the extent possible under the IRS Code of 1986 (and regulations thereto).

The Parties agree that certificates evidencing Stock acquired hereunder, constitutes "restricted stock" as that term is defined under Rule 144 promulgated under the Securities and Exchange Act of 1933, as amended ("1933 Act"), and shall bear the a Legend substantially similar to the following:

THESE SECURITIES ARE NOT REGISTERED UNDER THE 1933 ACT OR ANY STATE SECURITIES ACT. THEY MAY NOT BE TRANSFERRED FOR VALUE UNLESS AND UNTIL THEY ARE REGISTERED UNDER ALL SUCH APPLICABLE ACTS OR SUCH TRANSFER SATISFIES APPLICABLE REGISTRATION EXEMPTIONS THEREUNDER THE COMPANY WILL NOT TRANSFER THESE SECURITIES ON ITS BOOKS AND RECORDS WITHOUT AN OPINION OF COUNSEL, SATISFACTORY IN FORM AND SUBSTANCE TO COUNSEL FOR THE COMPANY, THAT SUCH TRANSFER DOES NOT VIOLATE THE 1933 ACT OR ANY STATE SECURITIES LAWS.

Further, in the event that **CALI** determines that an Informational Statement is required or desired in connection with this Exchange, then said Statement shall be filed not more than ninety (90) days after Closing.

Article 10. **Brokers and Indemnity**. Both Parties hereby acknowledge and agree that there are no brokers, agents, or finders entitled to compensation or commission upon the Closing of this Agreement, except Don Dickson. Subsequent to the Closing Don Dickson shall be paid $12,000 in free trading stock of **CALI**. **SEAI** Inc. shall indemnify and hold harmless **CALI** for any and all liability against a claim arising from a broker or agent.

Article 11. **Costs**. The Parties shall bear their own legal and other costs in connection with the making and Closing of this Agreement.

Article 12. **STANDARD TERMS and CONDITIONS and EXHIBITS**. THE PARTIES AGREE EXHIBIT M ATTACHED HERETO ON STANDARD TERMS AND CONDITIONS ARE DEEMED PART OF THIS AGREEMENT FOR ALL PURPOSES AS THOUGH FULLY SET FORTH HEREIN. FURTHER, THE PARTIES AGREE AND ACKNOWLEDGE THAT ANY OTHER EXHIBITS, ATTACHMENTS, OR SCHEDULES THAT ARE MADE A PART OF THIS AGREEMENT OR PROVIDED IN CONNECTION WITH THIS AGREEMENT ARE DEEMED TO BE A PART OF THIS AGREEMENT FOR ALL PURPOSES.

IN WITNESS WHEREOF, THE PARTIES HAVE CAUSED THIS EXCHANGE AGREEMENT TO BE EXECUTED IN THEIR NAMES AND/OR BY AND THROUGH THEIR PROPERLY AND DULY AUTHORIZED REPRESENTATIVES ON THE DATE FIRST ABOVE WRITTEN.

CALI Initials ____ SEAI Initials ____ SEAI Initials ____

SEAI:
Sovereign Exploration Associates International, Inc. as 100% owner of ARC and SRI

By:

____
Robert Baca, duly authorized
Chief Executive Officer

CALI:
CALI Holdings, Inc.

By: ______________________
James E. Jenkins
President

CONSENTS

The undersigned hereby Consent to the terms and conditions of the above Agreement as such provisions apply to the undersigned.

Management

____
James E. Jenkins

____
Charles Giannetto

KMA Capital Partners, Ltd.
____
Ellen M. Salisbury
Its General Partner

SEAI:
Sovereign Exploration Associates International, Inc. as 100% owner of ARC and SRI

By: ______________________

Robert Baca, duly authorized
Chief Executive Officer

CALI:
CALI Holdings, Inc.

By: ______________________
James E. Jenkins
President

CONSENTS

The undersigned hereby Consent to the terms and conditions of the above Agreement as such provisions apply to the undersigned.

Management

____
James E. Jenkins

____
Charles Giannetto

KMA Capital Partners, Ltd.

____
Ellen M. Salisbury
Its General Partner

<u>EXHIBIT A</u>

INSERT Executive Management Agreement and KMA Termination Agreement

CALI Initials ______ SEAI Initials ______ SEAI Initials ______

EXHIBIT A

TERMINATION & RELEASE AGREEMENT

THIS TERMINATION & RELEASE AGREEMENT MADE this 17th day of October 2005 by and between **Sovereign Exploration Associates International Inc.**, a Pennsylvania corporation with offices at 503 Washington Ave., Ste 2D, Newtown, PA 18940 ("**SEAI**"). AND

Charles Giannetto, James E. Jenkins (Giannetto and Jenkins collectively "Management") and KMA Capital Partners Ltd. ("KMA") individuals and a Florida LP located in Orlando, Florida. **Management, KMA** and **SEAI** collectively referred to as Parties.

WHEREAS, SEAI entered into an Exchange Agreement of even date with CALI Holdings Inc. to exchange **SEAI** for 90% ownership of CALI Holdings Inc. (the "Exchange" or "Exchange Agreement") a publicly traded investment company ("CALI"), and

WHEREAS, Management and **KMA** consists of the management and consultants for and to CALI , and

WHEREAS, Management and **KMA** require termination payments in connection with foregoing the management of CALI after the Closing of the Exchange, and

WHEREAS, the respective representatives of **Management, KMA** and **SEAI** have had certain discussions regarding the Exchange and the termination of the contracts and the ownership interests of **Management and KMA** in CALI after the Exchange which the Parties now wish to reduce to writing in this Agreement.

NOW, THEREFORE IN CONSIDERATION OF THE MUTUAL PROMISES, REPRESENTATIONS, AND COVENANTS CONTAINED HEREIN, AND OTHER GOOD AND VALUABLE CONSIDERATION, THE PARTIES AGREE AS FOLLOWS:

Article 1. **Termination.** At Closing **SEAI** (or its agents and nominees) shall pay to Charles Giannetto, James E. Jenkins and KMA, in total the sum of Six Hundred Thousand and no/100 dollars ($600,000) in complete termination and release of the Executive Management contracts from CALI to Giannetto and Jenkins and the consulting contract of CALI to KMA. Three Hundred Thousand ($300,000) shall be payable at Closing in wire transfer and the balance of $300,000 shall be paid on or before March 30, 2006.

Article 2. **Closing & Contingency .** The Closing shall take place at the offices of **CALI,** or at such other time and place as the Parties mutually agree upon, but in no event later than October 17, 2005 (the "Closing"). The Parties agree that in the event the Exchange Agreement does not close for any reason then this Agreement shall be null and void and without any liability whatsoever to either Party and without Notice to any Party and shall simply terminate by the passage of time.

Article 3. **Equity.** As part of said Termination and Release, at Closing, Giannetto, Jenkins and KMA shall receive a total of Five percent (5%) of common stock in CALI.

SEAI Initials ________ Mgmt Initials ________

Article 4. **Default and Cure.** In the event a Party to this Agreement, fails or refuses to perform its respective obligations under this Agreement in a timely manner, then one Party may give Notice hereunder to the defaulting Party of default hereunder ("Default Notice"). Said Default Notice shall set forth with sufficient specificity and particularity the details of said default. The Party to whom said Default Notice is given shall have Thirty (30) days from the date of the delivery of the Default Notice to either (a) cure the deficiencies set forth in the Default Notice or (b) give written Reply to the Notice setting forth with particularity the reasons for the nonexistence of default or inability to cure the default(s). In the event the default(s) is not cured and the Parties cannot resolve their dispute through negotiations within Thirty (30) days of the Reply, then the Parties shall submit the dispute to binding arbitration under this Agreement.

Article 5. **Term, Termination and Effective Date.** The effective date of this Agreement shall be from and after execution. This Agreement shall remain in full force and effect, unless terminated by mutual agreement of the Parties or terminated by the passage of time under Article 2.

Article 6. **Legal Counsel.** Both Parties hereby acknowledge and agree they had full opportunity to seek legal counsel of their own choosing prior to execution of this Agreement.

Article 7. **Securities Laws and Regulation and Taxation .** Both Parties hereby agree and acknowledge that the transfer of securities pursuant to this Agreement shall constitute an exempt under Sec 23 of the ICA.

Article 8. **Brokers and Indemnity.** Both Parties hereby acknowledge and agree that there are no brokers, agents, or finders entitled to compensation or commission upon the closing of this Agreement, including but not limited to Don Dickson. **SEAI**. shall indemnify and hold harmless **Management and KMA** for any and all liability against a claim arising from a broker or agent.

Article 9. **Costs.** The Parties shall bear their own legal and other costs in connection with the making and closing of this Agreement.

Article 10. STANDARD TERMS and CONDITIONS and EXHIBITS. THE PARTIES AGREE "M" ATTACHED HERETO ON STANDARD TERMS AND CONDITIONS ARE DEEMED PART OF THIS AGREEMENT FOR ALL PURPOSES AS THOUGH FULLY SET FORTH HEREIN. FURTHER, THE PARTIES AGREE AND ACKNOWLEDGE THAT ANY OTHER EXHIBITS, ATTACHMENTS, OR SCHEDULES THAT ARE MADE A PART OF THIS AGREEMENT OR PROVIDED IN CONNECTION WITH THIS AGREEMENT ARE DEEMED TO BE A PART OF THIS AGREEMENT FOR ALL PURPOSES.

SEAI Initials ____

Mgmt Initials ____

IN WITNESS WHEREOF, THE PARTIES HAVE CAUSED THIS EXCHANGE AGREEMENT TO BE EXECUTED IN THEIR NAMES AND/OR BY AND THROUGH THEIR PROPERLY AND DULY AUTHORIZED REPRESENTATIVES ON THE DATE FIRST ABOVE WRITTEN.

SEAI:
Sovereign Exploration Associates International Inc.

By____________________________
Robert D. Baca
CEO

Management

____
James E. Jenkins

____
Charles Giannetto

KMA
KMA Capital Partners Ltd.

____
Ellen Salisbury
General Partner

IN WITNESS WHEREOF, THE PARTIES HAVE CAUSED THIS EXCHANGE AGREEMENT TO BE EXECUTED IN THEIR NAMES AND/OR BY AND THROUGH THEIR PROPERLY AND DULY AUTHORIZED REPRESENTATIVES ON THE DATE FIRST ABOVE WRITTEN.

SEAI:
Sovereign Exploration Associates International Inc.

By____________________________
Robert D. Baca
CEO

Management

____
James E. Jenkins

____
Charles Giannetto

KMA
KMA Capital Partners Ltd.

____
Ellen Salisbury
General Partner

Preferred Shareholders			
CF Holdings, LLC	Preferred	1,925,000	52%
Diana Jenkins	Preferred	600,000	16%
Ellen Salisbury	Preferred	1,000,000	27%
James Sadrianna	Preferred	100,000	3%
Bette Thomas/Chris Thomas		100,000	3%
Ending Balance		**3,725,000**	**100%**

Converted into Common (4*1)			
CF Holdings, LLC	Preferred	7,700,000	52%
Diana Jenkins	Preferred	2,400,000	16%
Ellen Salisbury	Preferred	4,000,000	27%
James Sadrianna	Preferred	400,000	3%
Bette Thomas/Chris Thomas	Preferred	400,000	3%
		14,900,000	**100%**
KMA	Common	800,000,000	

EXHIBIT B

Insert 20% Revenue Sharing Agreement

CALI Initials ____ SEAI Initials ____ SEAI Initials ____

REVENUE AGREEMENT

THIS REVENUE AGREEMENT (hereinafter **"AGREEMENT"**) made this ___ day of October 2005 by and among **CALI HOLDINGS, INC.**, formerly known as **TS&B HOLDINGS, INC. ("CALI")**, a Utah corporation, **SOVEREIGN EXPLORATION ASSOCIATES INTERNATIONAL, INC. ("SEAI")**, a Pennsylvania corporation, **ARTIFACT RECOVERY & CONSERVATION, INC.** ("ARC"), a Pennsylvania corporation, and **SEA RESEARCH, INC.** ("SRI"), an Oklahoma corporation (collectively, the "Parties").

WHEREAS, SEAI and **CALI** are this day entering into an Investment and Exchange Agreement whereby **CALI** will transfer 90% (ninety percent) of its outstanding stock to **SEAI** in exchange for **SEAI** transferring 100% (one hundred percent) of its outstanding stock to **CALI**; and

WHEREAS, SEAI owns 100% of the capital stock of ARC and SRI, which are in the marine recovery and exploration business and have certain contracts with and rights from various governments to discover, recover, and salvage wrecks; and

WHEREAS, ARC is the holder of certain permits, licenses, finder fees rights, contracts and other rights (collectively, the "ARC Permits") concerning the marine recovery and exploration business as identified in Exhibit ___ of the Exchange Agreement; and

WHEREAS, SRI is the holder of certain permits, licenses, finder fees rights, contracts and other rights (collectively, the "SRI Permits") concerning the marine recovery and exploration business as identified in Exhibit ___ of the Exchange Agreement; and

WHEREAS, the Parties wish to ensure that certain profits arising out of the exploitation of the ARC Permits be first distributed to ARC and that certain profits arising out of the exploitation of the SRI Permits be first distributed to SRI; and

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. **Profits from the ARC Permits.**

   (a) **CALI** and **SEAI** agree that they will distribute 20% (twenty percent) of the net profits arising out of the exploitation of the ARC Permits to ARC.

   (b) **CALI** and **SEAI** further agree, and it is understood by the parties, that the distribution to ARC described in Section 1(a) will be a priority distribution and will be occur before any other debt or liability is satisfied or income or loss distributed.

2. **Profits from the SRI Permits.**

(a) **CALI** and **SEAI** agree that they will distribute 20% (twenty percent) of the net profits arising out of the exploitation of the SRI Permits to **SRI**.

(b) **CALI** and **SEAI** further agree, and it is understood by the parties, that the distribution to **SRI** described in Section 2(a) will be a priority distribution and will be occur before any other debt or liability is satisfied or income or loss distributed.

3. **Distributions**. The net profits to be distributed to **ARC** and **SRI** under Sections 1 and 2 of this Agreement, respectively, shall be made on a monthly basis and in no event more than one (1) calendar month following receipt by **CALI** or **SEAI** of the profit from the exploitation of the ARC Permits and the SRI Permits.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in their names and/or by and through their properly and duly authorized representatives on the date first written above.

SEAI:
Sovereign Exploration Associates International, Inc. as 100% owner of ARC and SRI

By:

____
Robert Baca, duly authorized
Chief Executive Officer

ARC:
Artifact Recovery & Conservation, Inc.

By:

____
XXXXX, duly authorized
Title

EXHIBIT C

October 17, 2005

BOARD OF DIRECTORS
CALI HOLDINGS, INC.

RE: RESIGNATION

Dear Fellow Board Members:

The undersigned, James E. Jenkins, currently a member of the Board of CALI and the CEO of CALI Holdings Inc., a Utah corporation, submits this as my letter of resignation and I do therefore resign from the Board and as the CEO of the Company.

I am resigning to take another position. I have no disagreements with the Board, the auditors or any of the officers of the Company regarding accounting issues or any other aspect which would require disclosure.

I hereby consent to attachment of a conformed copy of this resignation to a Form 8K.

Sincerely,

James E. Jenkins

CALI Initials _____ SEAI Initials _____ SEAI Initials _____

EXHIBIT C

October 17, 2005

BOARD OF DIRECTORS
CALI HOLDINGS, INC.

RE: RESIGNATION

Dear Fellow Board Members:

The undersigned, Charles Giannetto, currently a member of the Board of CALI and an Officer of CALI Holdings Inc., a Utah corporation, submits this as my letter of resignation and I do therefore resign from the Board and as an Officer of the Company.

I am resigning to take another position. I have no disagreements with the Board, the auditors or any of the officers of the Company regarding accounting issues or any other aspect which would require disclosure.

I hereby consent to attachment of a conformed copy of this resignation to a Form 8K.

Sincerely,

Charles Giannetto

CALI Initials _____ SEAI Initials _____ SEAI Initials _____

October 18, 2005

BOARD OF DIRECTORS
CALI HOLDINGS, INC.

RE: RESIGNATION

Dear Fellow Board Members:

The undersigned, Robert McCoy, currently a member of the Board of CALI Holdings Inc., a Utah corporation, submits this as my letter of resignation and I do therefore resign from the Board of the Company.

I am resigning to take another position due to a change in management. I have no disagreements with the Board, the auditors or any of the officers of the Company regarding accounting issues or any other aspect which would require disclosure.

I hereby consent to attachment of a conformed copy of this resignation to a Form 8K.

Sincerely,

Robert McCoy

October 18, 2005

BOARD OF DIRECTORS
CALI HOLDINGS, INC.

RE: RESIGNATION

Dear Fellow Board Members:

The undersigned, James Bickel, currently a member of the Board of CALI Holdings Inc., a Utah corporation, submits this as my letter of resignation and I do therefore resign from the Board of the Company.

I am resigning to take another position due to a change in management. I have no disagreements with the Board, the auditors or any of the officers of the Company regarding accounting issues or any other aspect which would require disclosure.

I hereby consent to attachment of a conformed copy of this resignation to a Form 8K.

Sincerely,

James G. Bickel

James Bickel

EXHIBIT C

Resignations

October 17, 2005

BOARD OF DIRECTORS
CALI HOLDINGS, INC.

RE: RESIGNATION

Dear Fellow Board Members:

The undersigned, _______________, currently a member of the Board of CALI and the __________ Officer of CALI Holdings Inc., a Utah corporation, submits this as my letter of resignation and I do therefore resign from the Board and as ___________ of the Company.

I am resigning to take another position. I have no disagreements with the Board, the auditors or any of the officers of the Company regarding accounting issues or any other aspect which would require disclosure.

I hereby consent to attachment of a conformed copy of this resignation to a Form 8K.

Sincerely,

____

CALI Initials _____ SEAI Initials _____ SEAI Initials _____

<u>EXHIBIT D</u>

Insert Note and Loan Agreement with SME (How do we reflect the debts in the subs assigned with the permits to **SEAI**)

CALI Initials ____

SEAI Initials ____ SEAI Initials ____

PROMISSORY NOTE

$500,000.00 September 14, 2005

Orlando, Florida

FOR VALUE RECEIVED, the undersigned (hereafter the "Borrower") promises to pay to the order of CALI HOLDINGS, INC. (the "Lender"), at its offices at 7658 Municipal Drive, Orlando, FL 32819, the sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00), or such lesser amount as shall have been advanced and remains outstanding under the terms of this Note and the Loan and Security Agreement dated of even date herewith between the Borrower and the Lender (the "Loan Agreement"), with interest accruing on the unpaid principal balance from time to time outstanding at the rate hereinafter provided until paid in full. The Lender will note on its books and records the aggregate amount outstanding hereunder following each advance made in accordance with the terms and conditions of the Loan Agreement, each repayment on account of the principal hereof, and the amount of interest accrued and paid thereon, and shall provide such information to Borrower from time to time upon request. All capitalized terms used herein have the definitions ascribed to them in the Loan Agreement.

The principal amount and all unpaid interest thereon shall be due and payable upon the earliest of (1) twelve months from the date of this Note or (2)the first date that the Collateral is sold in one or more transactions (referred to herein as the "Maturity Date"). Interest shall accrue on the principal amount outstanding from time to time outstanding hereunder at a rate of eight percent (8%) per annum, but shall not be due and payable until the Maturity Date.

This Note may be prepaid at any time without premium or penalty.

To the extent allowed by applicable law, after the occurrence of any Event of Default, all outstanding principal and unpaid interest shall bear, until paid, interest at a rate per annum (the "Default Rate") equal to ten percentage points (10%) per annum.

The happening of the following events or conditions shall constitute an "Event of Default" under this Note:

1. Failure to make within ten (10) days of the date when due any payment of principal or interest or any sum due under this Note when the same shall be due and payable.

2. The occurrence of any material Event of Default under the Loan Agreement, which default has not been cured within thirty (30) days after notice thereof by Lender to Borrower.

The Borrower agrees that no delay or failure on the part of the holder in exercising any power, privilege, remedy, option or right hereunder shall operate as a waiver thereof or of any other power, privilege, remedy or right; nor shall any single or partial exercise of any power, privilege, remedy, option or right hereunder preclude any other or future exercise thereof or the exercise of any other power, privilege, remedy, option or right. The rights and remedies expressed herein are cumulative, and may be enforced successively, alternately, or concurrently and are not exclusive of any rights or remedies which holder may or would otherwise have under the provisions of all applicable laws, and under the provisions of all agreements between the Borrower and the Lender.

Initials ____

CALI Initials ____ SEAI Initials ____ SEAI Initials ____

This Note evidences a loan or loans under, and is subject to the provisions of the Loan Agreement between the Lender and the Borrower. The terms of the Loan Agreement are hereby made part of this Note and are deemed incorporated herein in full.

SOVEREIGN MARINE EXPLORATIONS INC.

By: ______________________

Its
Duly Authorized

CALI Initials _____ SEAI Initials _____ SEAI Initials _____

CALI HOLDINGS

September 16, 2005

Personal and Confidential

Sea Hunt Inc.
Attn: Peter Knollenberg
120 Alpine Rd
West Palm Beach, FL 33405
Fax 561 547-4580
PeterKnollenberg@aol.com

RE: Assignment of SME loan to Sea Hunt and
Closing of Investment & Exchange Agreement

Dear Peter:

This correspondence will confirm with full corporate responsibility our agreement regarding the above noted mater. We agreed that CALI would act as a "pass through" in the funding that we have currently put in place with Sovereign.

This funding will be included as part of the Investment & Exchange Agreement that I will have in Final Draft form either today or Saturday. In the event that we are not able to come to terms on this Investment & Exchange Agreement by September 22, 2005, then CALI will Assign the Loan Agreement and Promissory Note to Sea Hunt.

I trust the forgoing accurately sets forth our understanding.

Very truly yours,

C. Giannetto
Corporate Secretary

c: cali/peter
cc: James E. Jenkins

*corporate offices: Sand Lake West Business Park, 7658 Municipal Dr,
Orlando, FL 32819.
Phone 407.649.8325 Fax 407 226 1096
cgiannetto@caliholdings.com www.caliholdings.com*

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT, dated September 14, 2005, is made by and between Sovereign Marine Explorations Inc. (the "Borrower") and CALI Holdings Inc. (the "Lender") concerning loans to be made by Lender to Borrower.

RECITALS

WHEREAS, Borrower wishes to obtain credit from time to time from Lender and Lender desires to extend credit to Borrower. This Agreement sets forth the terms on which Lender will advance credit to Borrower, and on which Borrower will repay the amounts owing to Lender;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. **Definitions.**

As used in this Agreement, the following terms shall have the following meanings:

(a) *"Collateral"* shall mean the objects and artifacts, including but not limited to coins, silver, gold, jewelry, plate, bullion and any other physical object retrieved or to be retrieved from the geographic area covered by Nova Scotia Department of Natural Resources Treasure Trove License numbers 130, 147, 148 and 150 ("Licenses").

(b) *"Loan Documents"* shall mean, collectively, this Agreement and the Promissory Note executed by Borrower, dated of even date herewith, substantially similar to that attached hereto as Exhibit A (the "Promissory Note").

(c) *"Maximum Loan Amount"* shall mean Five Hundred Thousand Dollars ($500,000.00).

(d) *"Obligations"* shall mean all amounts loaned by Lender to Borrower hereunder, including principal and interest.

2. **Line of Credit.**

2.1 Advances. Lender may in its sole option, subject to the terms and conditions contained herein, may make advances to Borrower (the "Loans") in amounts requested by Borrower from time to time; *provided that* such request shall not cause the aggregate amount of principal hereunder to exceed the Maximum Loan Amount. Such Loans shall be evidenced by the Promissory Note. All requests for advances hereunder by the Borrower shall specify to the Lender the amount to be borrowed and the purposes for which the borrowed funds are to be used. The Lender shall, in its discretion, advance the funds within a commercially reasonable time after receiving the request. Unless otherwise agreed by Lender, all advances hereunder shall be for payment of expenses specified in the budget attached hereto as Exhibit B. Unless otherwise agreed by Lender, advances hereunder shall not exceed $75,000.00 (seventy five thousand dollars) in any calendar week.

2.2 Event of Default. Upon the occurrence of any Event of Default hereunder, then Lender shall have no duty to make any additional advances to Borrower.

3. **Payment Terms.**

3.1 Loan Payments. The principal amount hereof shall be due and payable from first monies upon the earliest to occur of (i) date that the Collateral is sold in one or more transactions the net proceeds of which equal or exceed the outstanding principal amount hereof; (ii) the corporate merger of the Borrower and Lender, or; (iii) the expiration of twelve months from the date of this Agreement (referred to herein as the "Maturity Date"). Interest shall accrue on the principal amount outstanding from time to time outstanding hereunder at a rate of eight percent (8%) per annum, but shall not be due and payable until the Maturity Date.

3.2 Auction proceeds. It is understood by the Parties that Borrower has a certain limited interest in the Collateral. In the event that the Collateral is sold in one of more transactions, then in that event, Lender shall share *pari parsu,* from the net proceeds of said transactions with any other parties entitled to payment from the sale of said Collateral.

4. Grant of Security Interest.

To secure the payment and performance in full of all Obligations, Borrower hereby grants to Lender a continuing security interest in and lien upon the Collateral.

5. Collection and Administration.

5.1 Payment. All Obligations shall be payable to Lender at the address set forth in Section 9, or at such other place as Lender may expressly designate from time to time for purposes of this Section. Lender shall apply all proceeds of accounts or other Collateral received by Lender and all other payments in respect of the Obligations to the Loans or to any other Obligations then due, first to interest, then to principal.

5.2 Loan Account Statements. Lender shall render to Borrower a loan account statement upon written request by Borrower.

6. Representations, Warranties and Covenants.

Borrower hereby represents, warrants and covenants to Lender the following, the truth and accuracy of which, and compliance with which, shall be continuing conditions of the making of loans or other credit accommodations by Lender to Borrower:

6.1 Organization; Due Authorization. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and is qualified to conduct business in, and is in good standing in, each state where the conduct of its business requires that it be so qualified. The Borrower has all requisite power and authority (corporate and other) to own its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and the Promissory Note, and to consummate the transactions contemplated hereby and thereby.

6.2 Title. Borrower has (or, upon discovery, will have) and at all times will continue to have that title to all of the Collateral granted to it by the Licenses.

6.3 Security Interest. That this Security Agreement constitutes a first lien against Collateral and proceeds therefrom to the extent of Borrower's interest in the Collateral and a lien *pari parsu* to the extent of any LLC Investors interests in said Collateral. .

7. Events of Default and Remedies.

7.1 Events of Default. All Obligations shall be immediately due and payable, upon notice and demand, at any time after the occurrence or existence of any one or more of the following "Events of Default":

(a) Borrower fails to pay any principal or interest hereunder due within ten (10) of when due;

(b) Borrower fails to materially comply with any of the terms of this Agreement which failure has not been cured within thirty (30) days after notice thereof by Lender to Borrower;

(c) Borrower ceases to exist;

(d) Borrower becomes insolvent or makes an assignment for the benefit of creditors; or

(e) Any petition or application for any relief under the Bankruptcy laws of the United States now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed by or against Borrower which is not dismissed within sixty (60) days.

(f) Borrower fails to give Notice to Lender pursuant to the terms of Section 8 hereunder.

7.2 Remedies. During the occurrence of an Event of Default and at any time thereafter, Lender shall have all rights and remedies provided in this Agreement, any other agreements between Borrower and Lender, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to Borrower. All rights and remedies of Lender are cumulative and not exclusive and are enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions and in any order Lender may determine.

7.3 Application of Proceeds. Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the then due and owing Obligations, in whole or in part. Borrower shall remain liable to Lender for the payment of any deficiency and all costs and expenses of collection or enforcement, including reasonable attorneys' fees and legal expenses.

8. Rights of First Refusal

8.1 *Right to Finance.* In the event Borrower seeks any other financing (either debt, equity or other financing) which is to close during the term of this Loan, Lender shall be entitled to a right of first refusal to enable it to, at Lender's option, to match the terms of the other financing, in the amount of such other financing, on the same terms and conditions as the proposed financing. The Borrower shall deliver to Lender, at least 20 days prior to the proposed closing date of such transaction, written notice describing the proposed transaction, including the terms and conditions thereof, and providing Lender an option during the 20 day period following delivery of such notice to either provide the financing being offered in such transaction on the same terms as contemplated by such transaction. Provided, however, this shall not prevent Borrower from seeking funding of its projects through the sale of LLC units.

9. Miscellaneous.

9.1 Jurisdiction. Borrower hereby irrevocably submits and consents to the exclusive jurisdiction of the State and Federal Courts located in the State of Florida with respect to any action or proceeding arising out of the Loan Documents, the Obligations, the Collateral or any matter arising therefrom or relating thereto. Any such action or proceeding commenced by Borrower against Lender will be litigated only in a State or Federal Court located in the State of Florida and Borrower waives any objection based on the doctrine of conflicts of law and on *forum non conveniens* and any objection to venue in connection therewith.

9.2 No Waiver. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. A waiver by Lender of any right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

9.3 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, or recognized overnight delivery service, postage prepaid, and shall be deemed given when so delivered personally or sent by facsimile transmission or, if sent, four days after the date of sending, as follows:

If to Lender, to:	CALI HOLDINGS, INC. 7658 Municipal Drive Orlando, FL 32819 Attention: James Jenkins, CEO
If to the Borrower, to:	Sovereign Marine Explorations Inc. 503 Washington Avenue Suite 2D Newtown, PA 18940 Attention: Robert Baca
With a copy to:	Prince, Lobel, Glovsky & Tye LLP 585 Commercial Street Boston, MA 02109 Attention: Robert P. Maloney, Esq.

Either party may by notice given in accordance with this Section to the other party designate another address or person for receipt of notices hereunder.

9.4 Severability. If any provision of this Agreement is held to be unenforceable, such provision shall not affect this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable.

9.5 Entire Agreement; Amendments; Assignments. This Agreement and the Promissory Note contains the entire agreement of the parties as to the subject matter hereof, all prior commitments, proposals and negotiations concerning the subject matter hereof being merged herein. Neither this Agreement nor any provision hereof shall be amended, modified or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender and an authorized officer of Borrower. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns, except that any obligation of Lender under this Agreement shall not be assignable nor inure to the successors and assigns of Borrower.

9.6 *Assignment*. Lender may assign this Loan Agreement with the consent of Borrower and said consent may not be unreasonably withheld. Borrower must obtain the written consent of the Lender to any assignment of this Agreement.

9.7 *Usage*. All terms used herein which are defined in the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement and all references to the singular or plural herein shall also mean the plural or singular, respectively.

9.8 *Obligations After Closing*. The Borrower shall after Closing assist and cooperate in good faith with Lender in providing any and all documents necessary or reasonably required to fulfill Borrower's obligations under this Agreement.

9.9 *Governing Law*. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

IN WITNESS WHEREOF, Borrower and Lender have duly executed this Agreement under seal as of the date first above written.

LENDER:

CALI HOLDINGS, INC.

By:______________________________
James E. Jenkins,
Its CEO

BORROWER:

SOVEREIGN MARINE EXPLORATIONS INC.

By:______________________________
Robert D. Baca
Its President

CONSENTS

The undersigned hereby Consent to the terms and conditions in the above Loan Agreement.

FANTOME COBE TREASURE TROVE LICENSE 150 LLC
By______________________________
Robert D. Baca
Its Managing Director. Duly authorized

HMS FANTOME LLC

By________________________________
Robert D. Baca
Its Managing Director. Duly authorized

INTERSPACE EXPLORATION LLC ("Le CHAMEAU")

By________________________________
Robert D. Baca
Its Managing Director. Duly authorized

EXHIBIT E

Full Release from Gulf Coast Records

GULF COAST RECORDS, LLC

P.O. Box 1270, Brandon, FL 33509-1270
813-654-4718

KNOW ALL MEN BY THESE PRESENT

RELEASE

IN CONSIDERATION of Ten dollars and other good and valuable consideration the adequacy of which is hereby acknowledged, the undersigned Gulf Coast Records LLC and the undersigned 49% owners of Gulf Coast Records LLC. with CALI Holdings Inc (fka TS&B Holdings Inc.) do hereby forever release and discharge CALI from any and all liability whatsoever (known or unknown, contingent or otherwise) in connection with Gulf Coast Records LLC from the beginning of time until the end of the world.

IN WITNESS WHEREOF, the undersigned set their hands unto this Release this 28 day of September, 2005

By:____________________
Alicia G. Cummings
Its member 24%

By:____________________
Glenn Cummings
Its member 25%

GULF COAST RECORDS

By:____________________
James E. Jenkins
Its President

Acknowledgment of Individuals

STATE OF FLORIDA)
)SS:
COUNTY OF ORANGE)

The foregoing instrument was acknowledged before me this 28 day of September, 2005, by Alicia K. Cummings and Glenn Cummings, who are personally known to me or who have produced a D/L as identification.

Carol Nadzak
Notary Public

Print name: CAROL NADZAK
My Commission Expires: 12/2/06
Commission # DD168751

(SEAL)

CAROL NADZAK
NOTARY PUBLIC - STATE OF FLORIDA
COMMISSION # DD168751
EXPIRES 12/2/2006
BONDED THRU 1-888-NOTARY1

Corporate Acknowledgment

STATE OF FLORIDA)
)SS:
COUNTY OF ORANGE)

The foregoing instrument was acknowledged before me this 28 day of September, 2005, by James E. Jenkins, the President of Gulf Coast Records LLC, who is personally known to me or who have produced a D/L as identification.

Carol Nadzak
Notary Public

Print name: CAROL NADZAK
My Commission Expires: 12/2/06
Commission # DD168751

(SEAL)

CAROL NADZAK
NOTARY PUBLIC - STATE OF FLORIDA
COMMISSION # DD168751
EXPIRES 12/2/2006
BONDED THRU 1-888-NOTARY1

EXHIBIT F

INSERT – Bill of Sale for divestiture of CALI portfolio companies

Exhibit F (1)

WARRANTY BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS: That CALI Holdings Inc.of the County of Orange, State of Florida, hereinafter "Seller", whether one or more, for and in consideration of the sum of Ten Dollar Dollars ($10.00) lawful money of the United States of America, in hand paid by and other good and valuable consideration including the Exchange Agreement of even date; KMA Capital Partners Ltd. Inc. of Texas , hereinafter "Purchaser", whether one or more, the receipt whereof is hereby acknowledged, do these presents grant, bargain, sell, convey, transfer and deliver unto Purchaser, with all assets and subject liabilities, the following described personal property now located at 7658 Municipal Dr. in the City of Orlando, County of Orange and State of Florida, to-wit:

All right title and interest in and to the portfolio companies of CALI Holdings Inc., with all assets and subject liabilities, towit:

Sports Nation Inc.
Buehler Earth & Waterworks LLC
Brokerage account of CALI at NevWest
TS&B Financial Services Inc.
Wellstone Acquisition Corporation
TS&B Gaming & Entertainment Corp.
TSB Ventures Inc.
Three (3) Dell notebook computers

TO HAVE AND TO HOLD the same to the Purchaser, and his/her/their heirs, executors, administrators and assigns forever. And Seller, for his/her/their heirs, executors, administrators, covenant and agree(s) to and with the Purchaser, his/her/their executors, administrators and assigns, that Seller, is/are owner of the said property, goods and chattels and has/have good right and full authority to sell the same, and that Seller will warrant and defend the sale hereby made unto the Purchaser, his/her/their executors, administrators and assigns, against all and every person or persons, whomsoever, lawfully claiming or to claim the same.

IN WITNESS WHEREOF, the Seller has hereunto set his/her/their hand and seal this 17th day of October, 2005.

Seller(s)
CALI Holdings Inc.

James E. Jenkins, CEO

Witness: Charles Gianetto
Print Name: Corporate Secretary

Corporate Acknowledgment

STATE OF FLORIDA)
)SS:
COUNTY OF ORANGE)

The foregoing instrument was acknowledged before me this 17th day of October, 2005, by James E. Jenkins, the CEO of CALI Holdings Inc, who is personally known to me or who has produced Fl D/L as identification.

Notary Public

Printed Name: CAROL NADZAK

My Commission Expires:

12/2/06

Commission # DD168751

CAROL NADZAK
NOTARY PUBLIC - STATE OF FLORIDA
COMMISSION # DD168751
EXPIRES 12/2/2006
BONDED THRU 1-888-NOTARY1

Exhibit F (2)

WARRANTY BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS: That CALI Holdings Inc.of the County of Orange, State of Florida, hereinafter "Seller", whether one or more, for and in consideration of the sum of Ten Dollar Dollars ($10.00) lawful money of the United States of America, in hand paid by and other good and valuable consideration including the Exchange Agreement of even date; KAIROS Holdings Inc. , hereinafter "Purchaser", whether one or more, the receipt whereof is hereby acknowledged, do these presents grant, bargain, sell, convey, transfer and deliver unto Purchaser, with all assets and subject liabilities, the following described personal property now located at 7658 Municipal Dr. in the City of Orlando, County of Orange and State of Florida, to-wit:

All right title and interest in and to the portfolio companies of CALI Holdings Inc., with all assets and subject liabilities, towit:

Interest in and to investment in KMA Capital Partners Ltd. – Nine (9) LP units

TO HAVE AND TO HOLD the same to the Purchaser, and his/her/their heirs, executors, administrators and assigns forever. And Seller, for his/her/their heirs, executors, administrators, covenant and agree(s) to and with the Purchaser, his/her/their executors, administrators and assigns, that Seller, is/are owner of the said property, goods and chattels and has/have good right and full authority to sell the same, and that Seller will warrant and defend the sale hereby made unto the Purchaser, his/her/their executors, administrators and assigns, against all and every person or persons, whomsoever, lawfully claiming or to claim the same.

IN WITNESS WHEREOF, the Seller has hereunto set his/her/their hand and seal this 17th day of October, 2005.

Seller(s)
CALI Holdings Inc.

James E. Jenkins, CEO

Witness: Charles Gianetto
Print Name: Corporate Secretary

Corporate Acknowledgment

STATE OF FLORIDA)
)SS:
COUNTY OF ORANGE)

The foregoing instrument was acknowledged before me this 17th day of October, 2005, by James E. Jenkins, the CEO of CALI Holdings Inc, who is personally known to me or who has produced Fl D/L as identification.

Carol Nadzak
Notary Public

Printed Name: CAROL NADZAK

My Commission Expires:

12/2/06

Commission # DD168751

CAROL NADZAK
NOTARY PUBLIC - STATE OF FLORIDA
COMMISSION # DD168751
EXPIRES 12/2/2006
BONDED THRU 1-888-NOTARY1

CALI Holdings, Inc.
Fixed Asset Analysis
For the Period Ending June 30, 2005

Bill of Sale

Description	Date	Amount	Life	6/30/2004 Accumulated Depreciation	Monthly Depreciation	Year End 30-Jun-05 Depreciation	6/30/2005 Accumulated Depreciation
Cali Holdings, Inc.							
Office & Computer Equipment							
Brother Fax	03/24/2004	432.69	5Y	21.63	7.21	86.54	108.17
Dell Computer Jenkins	03/27/2004	3,215.49	5Y	160.77	0.00	0.00	160.77
Dell Computer Transferred to Cummings	08/01/2004	(3,215.49)		(160.77)	0.00	0.00	(160.77)
Dell Laptop Giannetto	03/28/2004	3,215.00	5Y	160.75	53.58	643.00	803.75
Toshiba Laptop	04/06/2004	1,500.00	5Y	75.00	25.00	300.00	375.00
Comptuer Racks	08/17/2004	160.00	7Y	0.00	2.67	20.95	20.95
T Mobile Phone	11/11/2004	532.49	5Y	0.00	8.87	71.00	71.00
File Cabinet - 2 Drawer	12/28/2004	212.94	7Y	0.00	3.55	17.75	17.75
Dell Lattitude Add On	02/04/2005	175.05	5Y	0.00	2.92	14.59	14.59
Floppy Drives	07/01/2004	413.03	5Y	0.00	6.88	82.61	82.61
Dell Compuer Sadrianna	07/07/2004	2,814.02	5Y	0.00	0.00	515.90	515.90
Dell Sold to Sadrianna	05/15/2005	(2,814.02)		0.00	0.00	0.00	(515.90)
Camera	07/16/2004	1,692.05	5Y	0.00	28.20	338.41	338.41
Envision Flat Screen	07/30/2004	425.99	5Y	0.00	7.10	85.20	85.20
Computer Additons	08/01/2004	627.43	5Y	0.00	10.46	115.03	115.03
Dell Computer Jenkins	07/01/2004	2,666.80	5Y	0.00	44.45	533.36	533.36
Hard Drive	07/01/2004	212.99	5Y	0.00	3.55	42.60	42.60
Total Office & Computer Equipment		12,266.46		257.38		2,866.93	2,608.41

Summary	Amount	Beginning	Additions	Dispositons	Ending
Automobiles & Trucks	$0.00	8,363.18	9,932.79	(6,029.51)	12,266.46
Machinery & Equipment	0.00				
Furniture & Fixtures	372.94			$3,903.28	
Office & Computer Equipment	11,893.52				
Signage	0.00				
Intangible Assets	0.00				
Total	$12,266.46				
Less Accumulated Depreciation	2,608.41				
Net	$9,658.05				

CALI Holdings, Inc.
Fixed Asset Analysis
For the Period Ending June 30, 2005

Description	Date	Amount	Life	6/30/2004 Accumulated Depreciation	Monthly Depreciation	Year End 30-Jun-05 Depreciation	6/30/2005 Accumulated Depreciation
Cali Holdings, Inc.							
Office & Computer Equipment							
Brother Fax	03/24/2004	432.69	5Y	21.63	7.21	86.54	108.17
Dell Computer Jenkins	03/27/2004	3,215.49	5Y	160.77	0.00	0.00	160.77
Dell Computer Transferred to Cummings	08/01/2004	(3,215.49)		(160.77)	0.00	0.00	(160.77)
Dell Laptop Giannetto	03/28/2004	3,215.00	5Y	160.75	53.58	643.00	803.75
Toshiba Laptop	04/06/2004	1,500.00	5Y	75.00	25.00	300.00	375.00
Comptuer Racks	08/17/2004	160.00	7Y	0.00	2.67	20.95	20.95
T Mobile Phone	11/11/2004	532.49	5Y	0.00	8.87	71.00	71.00
File Cabinet - 2 Drawer	12/28/2004	212.94	7Y	0.00	3.55	17.75	17.75
Dell Lattitude Add On	02/04/2005	175.05	5Y	0.00	2.92	14.59	14.59
Floppy Drives	07/01/2004	413.03	5Y	0.00	6.88	82.61	82.61
Dell Compuer Sadrianna	07/07/2004	2,814.02	5Y	0.00	0.00	515.90	515.90
Dell Sold to Sadrianna	05/15/2005	(2,814.02)		0.00	0.00	0.00	(515.90)
Camera	07/16/2004	1,692.05	5Y	0.00	28.20	338.41	338.41
Envision Flat Screen	07/30/2004	425.99	5Y	0.00	7.10	85.20	85.20
Computer Additons	08/01/2004	627.43	5Y	0.00	10.46	115.03	115.03
Dell Computer Jenkins	07/01/2004	2,666.80	5Y	0.00	44.45	533.36	533.36
Hard Drive	07/01/2004	212.99	5Y	0.00	3.55	42.60	42.60
Total Office & Computer Equipment		12,266.46		257.38		2,866.93	2,608.41

Summary		Beginning	Additions	Dispositons	Ending
Automobiles & Trucks	$0.00	8,363.18	9,932.79	(6,029.51)	12,266.46
Machinery & Equipment	0.00				
Furniture & Fixtures	372.94			$3,903.28	
Office & Computer Equipment	11,893.52				
Signage	0.00				
Intangible Assets	0.00				
Total	$12,266.46				
Less Accumulated Depreciation	2,608.41				
Net	$9,658.05				

Cali Holdings, Inc.
Customer Balance Detail
All Transactions

Type	Date	Num	Account	Class	Amount	Balance
Credit Exchange						
General Journal	6/30/2003	AUDI...	1200 · Accounts Re...		7,000.00	7,000.00
Payment	7/16/2003		1200 · Accounts Re...		-7,000.00	0.00
Total Credit Exchange					0.00	0.00
Kairos Holdings, Inc.						
Invoice	3/1/2005	ACS0...	1200 · Accounts Re...		925.73	925.73
Payment	3/18/2005	10545	1200 · Accounts Re...		-925.73	0.00
Invoice	3/31/2005	ACS0...	1200 · Accounts Re...		925.73	925.73
Payment	4/4/2005	10557	1200 · Accounts Re...		-925.73	0.00
Invoice	5/2/2005	ACS0...	1200 · Accounts Re...		925.73	925.73
General Journal	5/2/2005	Dep 0...	1200 · Accounts Re...		-925.73	0.00
Invoice	6/1/2005	ACS5...	1200 · Accounts Re...		925.73	925.73
Invoice	7/1/2005	Kairo...	1200 · Accounts Re...		925.73	1,851.46
Invoice	8/1/2005	Kairo...	1200 · Accounts Re...		925.73	2,777.19
Invoice	9/1/2005	Kairo...	1200 · Accounts Re...		925.73	3,702.92
Invoice	10/1/2005	KMA9...	1200 · Accounts Re...		925.73	4,628.65
Total Kairos Holdings, Inc.					4,628.65	4,628.65
KMA Capital Partners						
Invoice	3/1/2005	KMA3...	1200 · Accounts Re...		4,813.33	4,813.33
Invoice	3/31/2005	KMA0...	1200 · Accounts Re...		4,813.33	9,626.66
Payment	4/4/2005	ACS ...	1200 · Accounts Re...		-3,000.00	6,626.66
Payment	4/20/2005	10250	1200 · Accounts Re...		-6,626.66	0.00
Invoice	5/2/2005	KMA0...	1200 · Accounts Re...		4,813.33	4,813.33
General Journal	5/2/2005	Dep 5...	1200 · Accounts Re...		-4,813.33	0.00
Invoice	6/1/2005	ACS5...	1200 · Accounts Re...		4,813.33	4,813.33
Payment	6/30/2005		1200 · Accounts Re...		-4,813.33	0.00
Invoice	7/1/2005	KMA0...	1200 · Accounts Re...		4,813.33	4,813.33
Invoice	8/1/2005	KMA0...	1200 · Accounts Re...		4,813.33	9,626.66
Invoice	9/1/2005	KMA9...	1200 · Accounts Re...		4,813.23	14,439.89
Invoice	10/1/2005	KMA9...	1200 · Accounts Re...		4,813.23	19,253.12
Total KMA Capital Partners					19,253.12	19,253.12
NXT2U, Inc.						
Invoice	3/1/2005	CDT...	1200 · Accounts Re...		1,383.00	1,383.00
Payment	3/17/2005	2141	1200 · Accounts Re...		-1,383.00	0.00
Invoice	4/1/2005	CDT...	1200 · Accounts Re...		1,383.00	1,383.00
Payment	4/15/2005	2162	1200 · Accounts Re...		-1,383.00	0.00
Invoice	5/2/2005	CDT...	1200 · Accounts Re...		1,383.00	1,383.00
Invoice	6/1/2005	ACS5...	1200 · Accounts Re...		1,383.00	2,766.00
Invoice	7/1/2005	CDT...	1200 · Accounts Re...		1,383.00	4,149.00
Invoice	8/1/2005	NXT0...	1200 · Accounts Re...		1,383.00	5,532.00
Invoice	9/1/2005	NX2U...	1200 · Accounts Re...		1,383.00	6,915.00
Invoice	10/1/2005	KMA9...	1200 · Accounts Re...		1,383.00	8,298.00
Total NXT2U, Inc.					8,298.00	8,298.00
TAF						
Invoice	12/31/2001	5000	1200 · Accounts Re...	Fin Svcs	60,000.00	60,000.00
Payment	1/11/2002	1953	1200 · Accounts Re...		-6,000.00	54,000.00
Payment	1/11/2002		1200 · Accounts Re...		-2,754.22	51,245.78
Payment	1/13/2002	1951	1200 · Accounts Re...		-3,000.00	48,245.78
Payment	1/23/2002	1954	1200 · Accounts Re...		-4,900.00	43,345.78
Payment	1/25/2002	1955	1200 · Accounts Re...		-8,500.00	34,845.78
Payment	2/8/2002		1200 · Accounts Re...		-8,000.00	26,845.78
Payment	2/22/2002		1200 · Accounts Re...		-8,000.00	18,845.78
Payment	3/1/2002	126	1200 · Accounts Re...		-2,000.00	16,845.78
Payment	3/4/2002	1960	1200 · Accounts Re...		-400.00	16,445.78
Payment	3/4/2002	1961	1200 · Accounts Re...		-150.00	16,295.78
Payment	3/4/2002		1200 · Accounts Re...		-3,500.00	12,795.78
Payment	3/8/2002		1200 · Accounts Re...		-6,150.00	6,645.78
Payment	3/8/2002		1200 · Accounts Re...		-1,850.00	4,795.78
Payment	3/14/2002		1200 · Accounts Re...		-500.00	4,295.78
Payment	3/25/2002		1200 · Accounts Re...		-8,900.00	-4,604.22
Payment	3/29/2002	1060	1200 · Accounts Re...		-5,400.00	-10,004.22
Payment	3/29/2002	1059	1200 · Accounts Re...		-2,000.00	-12,004.22

Cali Holdings, Inc.
Customer Balance Detail
All Transactions

Type	Date	Num	Account	Class	Amount	Balance
Invoice	3/31/2002	2	1200 · Accounts Re...	Fin Svcs	6,750.00	-5,254.22
Invoice	3/31/2002	3	1200 · Accounts Re...	Fin Svcs	5,400.00	145.78
Invoice	3/31/2002	4	1200 · Accounts Re...	Fin Svcs	90,000.00	90,145.78
Invoice	3/31/2002	5	1200 · Accounts Re...	Fin Svcs	900.00	91,045.78
Invoice	3/31/2002	6	1200 · Accounts Re...	Fin Svcs	2,250.00	93,295.78
Invoice	3/31/2002	7	1200 · Accounts Re...	Fin Svcs	18,000.00	111,295.78
Payment	5/1/2002	1957	1200 · Accounts Re...		-5,000.00	106,295.78
Payment	5/2/2002		1200 · Accounts Re...		-150.00	106,145.78
Payment	5/3/2002	1041	1200 · Accounts Re...		-850.00	105,295.78
Payment	5/17/2002	9964...	1200 · Accounts Re...		-2,500.00	102,795.78
Payment	5/30/2002	1964	1200 · Accounts Re...		-1,096.39	101,699.39
Payment	5/30/2002		1200 · Accounts Re...		-701.02	100,998.37
Payment	5/31/2002	1966	1200 · Accounts Re...		-875.00	100,123.37
Payment	6/3/2002	1967	1200 · Accounts Re...		-2,493.12	97,630.25
Payment	6/14/2002	1968	1200 · Accounts Re...		-200.00	97,430.25
Payment	6/20/2002	1969	1200 · Accounts Re...		-1,725.00	95,705.25
Payment	6/24/2002	1062	1200 · Accounts Re...		-3,500.00	92,205.25
Payment	6/28/2002		1200 · Accounts Re...		-1,000.00	91,205.25
Credit Memo	6/30/2002	10	1200 · Accounts Re...	TSBB	-10,002.19	81,203.06
Payment	7/12/2002		1200 · Accounts Re...		-600.00	80,603.06
Payment	7/12/2002	1070	1200 · Accounts Re...		-200.00	80,403.06
General Journal	6/30/2003	AUDIT1	1200 · Accounts Re...		-107,403.06	-27,000.00
General Journal	6/30/2004	Rever...	1200 · Accounts Re...		27,000.00	0.00
Total TAF					0.00	0.00
TSBCOLTD						
Invoice	3/31/2002	8	1200 · Accounts Re...	Fin Svcs	13,500.00	13,500.00
Invoice	3/31/2002	9	1200 · Accounts Re...	Fin Svcs	13,500.00	27,000.00
General Journal	6/30/2004	Rever...	1200 · Accounts Re...		-27,000.00	0.00
Total TSBCOLTD					0.00	0.00
TOTAL					**32,179.77**	**32,179.77**

EXHIBIT G

Loans / Obligations - SEAI

Sea Research, Inc.

To Sovereign Marine Explorations, Inc.	$500,000
Note to Officer	272,000
Legal	89,000
CALI Acquisition	600,000

Artifact Recovery & Conservation, Inc.

Shareholder Loan – Fantome: Permit	$225,000
Sovereign Marine Explorations - Fantome: Permit Balance	275,000
Shareholder Loan – LeChameau: Permit *(Canadian Currency)*	136,050
Shareholder Loan – LeChameau: Permit	66,240
Shareholder Loan – L'Africaine / The Virginia: Permit (*CanadianCurrency)*	50,000
Shareholder Loan – Fantome: Permit	33,120
Shareholder Loan – L'Africaine / The Virginia: Permit	15,000
Shareholder Loan – LeChameau: Legal	50,000
Shareholder Loan – Fantome: Legal	50,000

EXHIBIT H

Insert Consent to Sale and IP transfer

CONSENT

The undersigned Owners of SEAI hereby Consent to the provision of Article 3(f) relative to the transfer of IP for Business. In the event that the a Bill of Sale is required to further convey and transfer said IP, then the undersigned shall promptly execute same.

OWNERS of SEAI

Artifact Recovery & Conservation Inc, 50% owner

By:________________________

Robert D. Baca, duly authorzed
President

Sea Research Inc., 50% owner

By:________________________, duly authorized

<u>EXHIBIT J</u>

CALI.

Form 10K – year end June 30, 2005, filed September 26, 2005

EXHIBIT K

[insert material changes and contracts and commitments in excess of $5,000 per Art. 4(d)

Cali Holdings, Inc.
Unpaid Bills Detail
As of October 17, 2005

Type	Date	Num	Due Date	Aging	Open Balance
ADP, Inc.					
Bill	9/19/2005	262128	9/29/2005	18	472.46
Bill	9/23/2005	266160	10/3/2005	14	478.57
Bill	9/29/2005	272117	10/9/2005	8	479.06
Bill	9/9/2005	252107	10/10/2005	7	468.17
Total ADP, Inc.					1,898.26
ADT Security					
Bill	9/29/2005		9/29/2005	18	42.39
Total ADT Security					42.39
AFLAC					
Bill	10/1/2005	Oct 2...	10/1/2005	16	397.80
Total AFLAC					397.80
American Card Services					
Bill	8/1/2005	7	8/11/2005	67	4,265.63
Bill	9/1/2005	8	9/11/2005	36	8,007.23
Bill	10/1/2005	Octob...	10/11/2005	6	6,652.39
Total American Card Services					18,925.25
B2d semago					
Bill	2/24/2003		3/26/2003	936	230.00
Bill	1/1/2003		3/31/2003	931	5,770.00
Total B2d semago					6,000.00
Baumann & Raymondo & Company PA					
Bill	11/30/2004	FinCh...	11/30/2004	321	292.50
Bill	12/3/2004	14741	12/3/2004	318	1,000.00
Bill	12/31/2004	Finan...	12/31/2004	290	277.50
Bill	1/31/2005	Interest	1/31/2005	259	217.50
Bill	2/15/2005	15001	2/15/2005	244	3,000.00
Bill	2/28/2005	0228...	2/28/2005	231	157.50
Bill	4/30/2005		4/30/2005	170	142.50
Bill	4/30/2005		4/30/2005	170	202.50
Bill	5/10/2005		5/10/2005	160	6,816.00
Bill	7/31/2005	0731...	7/31/2005	78	199.74
Bill	9/30/2005	16704	9/30/2005	17	25,162.24
Bill	9/30/2005		9/30/2005	17	549.48
Total Baumann & Raymondo & Company PA					38,017.46
Bell South (8289)					
Bill	9/1/2005		9/16/2005	31	87.08
Bill	10/1/2005		10/16/2005	1	99.96
Total Bell South (8289)					187.04
Bogin, Munns & Munns					
Bill	9/30/2005		10/10/2005	7	456.93
Total Bogin, Munns & Munns					456.93
Business Wire					
Bill	9/27/2005		9/27/2005	20	440.00
Total Business Wire					440.00
CCH Incorporated					
Bill	9/10/2005		9/20/2005	27	145.91
Total CCH Incorporated					145.91
Clinical Cleaning Company					
Bill	10/1/2005	1029	10/11/2005	6	315.24
Total Clinical Cleaning Company					315.24

Cali Holdings, Inc.
Unpaid Bills Detail
As of October 17, 2005

Type	Date	Num	Due Date	Aging	Open Balance
Hightower & Pozo, P.A.					
Bill	1/13/2005	35800	1/23/2005	267	1,366.10
Bill	5/1/2005	36554	5/11/2005	159	1,073.34
Bill	6/30/2005	37983	7/10/2005	99	1,481.33
Total Hightower & Pozo, P.A.					3,920.77
Sand Lake West Comm. Acct					
Bill	10/1/2005	Oct 2...	10/11/2005	6	3,156.68
Total Sand Lake West Comm. Acct					3,156.68
Shurgard Rental					
Bill	10/1/2005		10/1/2005	16	210.29
Total Shurgard Rental					210.29
Standard Coffee Service					
Bill	10/7/2005	4183-...	10/17/2005		57.72
Total Standard Coffee Service					57.72
StandGuard					
Bill	9/10/2005	SG50...	9/20/2005	27	37.49
Total StandGuard					37.49
t*Mobile					
Bill	9/19/2005		9/29/2005	18	1,021.02
Total t*Mobile					1,021.02
Transfer Online, Inc.					
Bill	9/13/2005	066-0...	9/23/2005	24	25.00
Bill	9/16/2005	066-1...	9/26/2005	21	25.00
Bill	9/16/2005	066-1...	9/26/2005	21	25.00
Bill	9/21/2005	070-0...	10/1/2005	16	10.00
Bill	9/21/2005	070-3...	10/1/2005	16	10.00
Bill	9/21/2005	070-4...	10/1/2005	16	10.00
Bill	9/21/2005	070-4...	10/1/2005	16	10.00
Bill	9/21/2005	070-4...	10/1/2005	16	10.00
Bill	9/21/2005	070-4...	10/1/2005	16	10.00
Bill	9/21/2005	070-4...	10/1/2005	16	10.00
Bill	9/21/2005	070-4...	10/1/2005	16	10.00
Bill	9/21/2005	070-5...	10/1/2005	16	10.00
Bill	9/21/2005	070-5...	10/1/2005	16	10.00
Bill	9/21/2005	070-5...	10/1/2005	16	10.00
Bill	9/21/2005	070-6...	10/1/2005	16	10.00
Bill	9/21/2005	070-6...	10/1/2005	16	10.00
Bill	9/21/2005	070-7...	10/1/2005	16	10.00
Bill	9/21/2005	070-7...	10/1/2005	16	10.00
Bill	9/21/2005	070-7...	10/1/2005	16	10.00
Bill	9/21/2005	070-8...	10/1/2005	16	10.00
Bill	9/27/2005	066-6...	10/7/2005	10	25.00
Bill	10/1/2005	066-9...	10/11/2005	6	500.00
Bill	10/3/2005	067-0...	10/13/2005	4	10.00
Bill	10/3/2005	067-0...	10/13/2005	4	10.00
Bill	10/5/2005	067113	10/15/2005	2	25.00
Bill	10/12/2005	067-3...	10/22/2005		10.00
Bill	10/12/2005	067-3...	10/22/2005		10.00
Bill	10/12/2005	067-3...	10/22/2005		10.00
Total Transfer Online, Inc.					845.00
TOTAL					**76,075.25**

CONSENT TO ACTION BY THE SHAREHOLDERS OF

CALI HOLDINGS, INC.

The undersigned, being the holders of a majority of the issued and outstanding Common Stock, of the above-named corporation, hereinafter referred to as the "Company" hereby agree and consent to the actions set forth below.

This written consent is being executed in accordance with the provisions set forth in Section 16-10a-704 of the Utah Revised Business Corporation Act which provides that any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a written consent setting forth the actions taken shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.

RESOLVED, that the action of the board of directors dated October 17, 2005 authorizing an Exchange Agreement with Sovereign Exploration Associates International Inc. is hereby approved and the Officers of the Company are authorized to effect this approved action and note the books and records of the Company accordingly.

EFFECTIVE as this 17th day of October, 2005.

Total Number of Outstanding Shares is 2,457,386,950 of which 1,356,166,667 have approved the above action, representing 51% of the total issued and outstanding shares of the Company which is sufficient to approve the above action.

Shareholder	Number of Shares
KMA Capital Partners Ltd By ________ Ellen Salisbury GP	800,000,000
Sequoia International Inc. By ________ Charles Giannetto as Proxy and Attorney in Fact for Sequoia International Inc.	556,166,167
Total	1,356,166,167

UNANIMOUS WRITTEN CONSENT
TO THE ACTION OF THE
BOARD OF DIRECTORS
OF

CALI HOLDINGS INC.

Pursuant to Sec. 16-10a-821 of the Utah Revised Business Corporation Act, and the Investment Act of 1940 the following action is taken by the Board of Directors of CALI Holdings Inc. ("Company") by unanimous written action, as if a meeting of the Board of Directors had been properly called pursuant to notice and all directors were present and voting in favor of such action.

RESOLVED, the Board of Directors on behalf of Company authorizes and approves the Exchange Agreement entered into with Sovereign Exploration Associates International Inc. (SEAI), whereby Company will exchange 90% of its common stock in exchange for 100% of the capital stock of SEAI and SEAI shall bring assets with at least a $5.0 Million valuation into the subsidiary companies of SEAI. SEAI is engaged in the marine recovery and exploration business. The Board further ratifies, approves, confirms, and adopts all actions taken, and activities, actions and conduct of the directors, officers, and agents of Company, in connection with or related to said negotiations.

RESOLVED, the Board of Directors on behalf of Company hereby ratify, approve, confirm, and adopt all action taken, and activities and conduct of the promoters, directors, officers, and agents of Company, in connection with or related to Company or its affiliates prior to the date hereof.

RESOLVED, the Board of Directors on behalf of Company hereby ratify, approve, confirm and authorize that the effective date of this Board action shall be from and after October 17, 2005.

RESOLVED, that this Board Action may be executed simultaneously, or in one or more counter-parts or by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

The undersigned certify that they constitute the Board of Directors of the Corporation. Executed and Dated as of the 17th day of October 2005.

By: ______________________
James Jenkins, Director

By: ______________________
Charles Giannetto, Director

By: ______________________
David Bryant, Director

By: ______________________
James Bickel, Director

By: ______________________
Robert McCoy, Director

By: ______________________
Kevin Smith, Director

UNANIMOUS WRITTEN CONSENT
TO THE ACTION OF THE
BOARD OF DIRECTORS
OF

CALI HOLDINGS INC.

Pursuant to Sec. 16-10a-821 of the Utah Revised Business Corporation Act, and the Investment Act of 1940 the following action is taken by the Board of Directors of CALI Holdings Inc. ("Company") by unanimous written action, as if a meeting of the Board of Directors had been properly called pursuant to notice and all directors were present and voting in favor of such action.

RESOLVED, the Board of Directors on behalf of Company authorizes and approves the Exchange Agreement entered into with Sovereign Exploration Associates International Inc. (SEAI), whereby Company will exchange 90% of its common stock in exchange for 100% of the capital stock of SEAI and SEAI shall bring assets with at least a $5.0 Million valuation into the subsidiary companies of SEAI. SEAI is engaged in the marine recovery and exploration business. The Board further ratifies, approves, confirms, and adopts all actions taken, and activities, actions and conduct of the directors, officers, and agents of Company, in connection with or related to said negotiations.

RESOLVED, the Board of Directors on behalf of Company hereby ratify, approve, confirm, and adopt all action taken, and activities and conduct of the promoters, directors, officers, and agents of Company, in connection with or related to Company or its affiliates prior to the date hereof.

RESOLVED, the Board of Directors on behalf of Company hereby ratify, approve, confirm and authorize that the effective date of this Board action shall be from and after October 17, 2005.

RESOLVED, that this Board Action may be executed simultaneously, or in one or more counter-parts or by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

The undersigned certify that they constitute the Board of Directors of the Corporation. Executed and Dated as of the 17th day of October 2005.

By: ______________________
James Jenkins, Director

By: ______________________
Charles Giannetto, Director

By: ______________________
David Bryant, Director

By: James S. Bickel
James Bickel, Director

By: ______________________
Robert McCoy, Director

By: ______________________
Kevin Smith, Director

UNANIMOUS WRITTEN CONSENT
TO THE ACTION OF THE
BOARD OF DIRECTORS
OF

CALI HOLDINGS INC.

Pursuant to Sec. 16-10a-821 of the Utah Revised Business Corporation Act, and the Investment Act of 1940 the following action is taken by the Board of Directors of CALI Holdings Inc. ("Company") by unanimous written action, as if a meeting of the Board of Directors had been properly called pursuant to notice and all directors were present and voting in favor of such action.

RESOLVED, the Board of Directors on behalf of Company authorizes and approves the Exchange Agreement entered into with Sovereign Exploration Associates International Inc. (SEAI), whereby Company will exchange 90% of its common stock in exchange for 100% of the capital stock of SEAI and SEAI shall bring assets with at least a $~~5.0~~ 3.3 Million valuation into the subsidiary companies of SEAI. SEAI is engaged in the marine recovery and exploration business. The Board further ratifies, approves, confirms, and adopts all actions taken, and activities, actions and conduct of the directors, officers, and agents of Company, in connection with or related to said negotiations. CG

RESOLVED, the Board of Directors on behalf of Company hereby ratify, approve, confirm, and adopt all action taken, and activities and conduct of the promoters, directors, officers, and agents of Company, in connection with or related to Company or its affiliates prior to the date hereof.

RESOLVED, the Board of Directors on behalf of Company hereby ratify, approve, confirm and authorize that the effective date of this Board action shall be from and after October 17, 2005.

RESOLVED, that this Board Action may be executed simultaneously, or in one or more counter-parts or by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

The undersigned certify that they constitute the Board of Directors of the Corporation. Executed and Dated as of the 17th day of October 2005.

By: ______________________
James Jenkins, Director

By: ______________________
Charles Giannetto, Director

By: ______________________
David Bryant, Director

By: ______________________
James Bickel, Director

By: ______________________
Robert McCoy, Director

By: ______________________
Kevin Smith, Director

UNANIMOUS WRITTEN CONSENT
TO THE ACTION OF THE
BOARD OF DIRECTORS
OF

CALI HOLDINGS INC.

Pursuant to Sec. 16-10a-821 of the Utah Revised Business Corporation Act, and the Investment Act of 1940 the following action is taken by the Board of Directors of CALI Holdings Inc. ("Company") by unanimous written action, as if a meeting of the Board of Directors had been properly called pursuant to notice and all directors were present and voting in favor of such action.

RESOLVED, the Board of Directors on behalf of Company authorizes and approves the Exchange Agreement entered into with Sovereign Exploration Associates International Inc. (SEAI), whereby Company will exchange 90% of its common stock in exchange for 100% of the capital stock of SEAI and SEAI shall bring assets with at least a ~~$5.0~~ 2.3 Million valuation into the subsidiary companies of SEAI. SEAI is engaged in the marine recovery and exploration business. The Board further ratifies, approves, confirms, and adopts all actions taken, and activities, actions and conduct of the directors, officers, and agents of Company, in connection with or related to said negotiations. CG

RESOLVED, the Board of Directors on behalf of Company hereby ratify, approve, confirm, and adopt all action taken, and activities and conduct of the promoters, directors, officers, and agents of Company, in connection with or related to Company or its affiliates prior to the date hereof.

RESOLVED, the Board of Directors on behalf of Company hereby ratify, approve, confirm and authorize that the effective date of this Board action shall be from and after October 17, 2005.

RESOLVED, that this Board Action may be executed simultaneously, or in one or more counter-parts or by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

The undersigned certify that they constitute the Board of Directors of the Corporation. Executed and Dated as of the 17th day of October 2005.

By: [signature] James Jenkins, Director	By: [signature] Charles Giannetto, Director
By: ____ David Bryant, Director	By: ____ James Bickel, Director
By: ____ Robert McCoy, Director	By: [signature] Kevin Smith, Director

JJ

EXHIBIT M

STANDARD TERMS AND CONDITIONS

Time. Time is of the essence in this Agreement and the transactions contemplated by it.

Good faith and fair dealing. The Parties agree this Agreement imposes an implied duty of good faith and fair dealing on all the respective obligations of the Parties.

Headings. The headings of Articles and paragraphs contained in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement.

Obligations After Closing. The Parties shall after Closing assist and cooperate in good faith with each other in providing any and all information or documents necessary or reasonably required to fulfill their respective obligations under this Agreement.

Modification and Waiver. This Agreement constitutes the entire Agreement between the Parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the Parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all of the Parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

Counterparts & Facsimile. This Agreement and Exhibit may be executed simultaneously in one or more counter-parts or by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Rights of Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the Parties to it and their respective heirs, legal representatives, successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons not a party to this Agreement, nor shall any provision give any such third persons any right of subrogation or action over against any party to this Agreement.

Assignment. The Parties shall not assign or transfer their respective obligations under this Agreement. This Agreement shall be binding on, and shall inure to the benefit of, the Parties to it and their respective heirs, legal representatives, successors, and any of their respective companies, subsidiaries, entities, agents, associates, partners, directors, officers, employees, and representatives.

Arbitration and Governing law. Any and all disputes, controversies or claims (including any and all disputes, controversies, and claims between the Parties after Closing) arising out of or relating to this Agreement, or the making, performance, or interpretation thereof, including the issues of fraud, misrepresentation, rescission, reformation, revocation, or novation, shall be fully and

CALI Initials ____ SEAI Initials ____ SEAI Initials ____

finally settled by binding arbitration in accordance with the Commercial Rules of the American Arbitration Association, then existing. The arbitration shall take place in Orlando, Florida and judgment on the arbitration award may be entered in any Court having jurisdiction over the subject matter of the controversy. The arbitrator(s) in deciding the case shall apply the commercial law of the State of Florida without regard to the doctrine of conflicts of law or inconvenient forum. The obligation of the Parties to submit to binding arbitration is their sole and exclusive remedy at law or equity and this obligation shall survive the Closing and/or termination of this Agreement.

Costs. If legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of any alleged dispute, breach, default, or misrepresentation, in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred, including expert witness fees, in that action or proceeding, in addition to any other relief to which it or they may be entitled.

Severability. To the extent any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid or unenforceable, such provision shall be deleted from this Agreement, and the validity and enforceability of the remainder of such provision and of this Agreement shall be unaffected.

Force Majeure. No Party to this Agreement shall be responsible to the other Party for nonperformance or delay in performance of the terms or conditions of this Agreement due to acts of God, acts of governments, war, riots, strikes, accidents in transportation, or other causes beyond the reasonable control of such Party.

Authority. Both Parties acknowledge that by execution of this Agreement they have the right, power, legal capacity, and authority to enter into, and perform their respective obligations under this Agreement, and no approvals or consents of any persons other than the Parties are necessary in connection with this Agreement.

No Conflict with Prior Agreements. Both Parties acknowledge, warrant and agree that the execution of this Agreement, the consummation of the transactions contemplated herein, and compliance with the terms of this Agreement, do not and will not, conflict with, or constitute a default under any indenture, mortgage, license, permit, treaty, deed of trust or other agreement (oral or written) or instrument to which the Parties are now a party, or the articles, (and any amendments thereto) or bylaws of Parties, or any law, order, rule or regulations, treaty, permit, injunction, or decree or any government agency or court, domestic or foreign, having jurisdiction over the Parties or their respective businesses or properties.

Notices. Any notice or other communication in connection with this Agreement must be in writing and if by mail, by certified mail, return receipt requested, and shall be effective when delivered to the addressee at the address listed below or such other address as the addressee shall have specified in a notice actually received by the addressor.

SEAI Initials SEAI Initials

If to: Sovereign Exploration Associates International, Inc.
ATTN: Robert Baca
503 Washington Avenue, Suite 2D
Newtown, Pa 18940
Fax 215-860-3501

If to: CALI Holdings, Inc.
ATTN: C. Giannetto, Esq.
7658 Municipal Drive
Orlando, FL 32819
Fax 407-226-1096